111 N Canal St

Chicago, Illinois 60606

USA

+1 312 517 5000

gogoair.com

Exhibit 10.1.38

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

American Airlines, Inc.

4333 Amon Carter Blvd.,

Ft. Worth, TX 76155

USA

ATTN: Ryan Maitland

December 21, 2016

Ryan:

This letter agreement (“Letter Agreement”) by and between Gogo LLC (“Gogo”) and American Airlines, Inc. (“American”) is being executed in connection with (i) the Third Amended and Restated In-Flight Connectivity Services Agreement, dated as of September 13, 2012, between Gogo and American (as amended to date, the “Original AA Agreement”), (ii) the In Flight Connectivity Services Agreement, dated as of September 13, 2012, between Gogo and American (as amended to date, the “Apollo Agreement”) and (iii) the Amended and Restated In Flight Connectivity Services Agreement, dated as of March 14, 2012, between Gogo and American (as successor in interest to US Airways, Inc.) (as amended to date, the “US Agreement”, and collectively with the Original AA Agreement and the Apollo Agreement, the “Connectivity Agreements”), each of which provide for the installation of certain equipment and provision of certain services related to Gogo’s in-flight connectivity on certain aircraft operated by American. By way of this letter, the parties wish to modify the terms under which Gogo provides its Gogo Vision in-flight entertainment product on Gogo-equipped American aircraft. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Connectivity Agreements.

Effective as of November 1, 2016 (the “Effective Date”), the parties hereby agree as follows:

1)	User Pricing.[***].

2)	American Fees. As of the Effective Date, Section 7 of Exhibit L of the Original AA Agreement, Section 6 of Exhibit L of the Apollo Agreement, and Section 6 of Exhibit D and the last 2 sentences of section 10.2 of Exhibit D of the US Agreement, will be of no further force and effect, and will be replaced with the following:

a.	[ ***].

3)

Invoicing and Payment. Gogo shall invoice American for amounts payable hereunder on a monthly basis. Payment by American for any amounts payable under this Letter Agreement shall be made net [***] days from the date of American’s receipt of Gogo’s invoice therefor, which date shall be noted thereon. In the event that American in good faith disputes any invoiced amount(s), then within [***] following American’s receipt of the invoice, American will notify Gogo in writing of the disputed amount(s) and submit payment for all undisputed amounts in accordance with this Section 3, and American’s nonpayment of such disputed amounts pending resolution will not constitute a breach by American of this Letter Agreement or any of the Connectivity Agreements. The unpaid disputed amount(s) will be resolved by mutual negotiations of the Parties. Invoices to American hereunder shall be sent by Gogo using American’s electronic invoicing system. All amounts shall be payable in U.S. Dollars and paid via check to Gogo at the following address:

Gogo LLC
Attn: Accounts Receivable
111 N. Canal St., Suite 1500
Chicago, IL 60606

4)	Marketing. Section 11 of Exhibit L of the Original AA Agreement and Section 10 of Exhibit L of the Apollo Agreement are hereby deleted and of no further force and effect.

5)	Survival. Notwithstanding anything herein to the contrary, any sections or portions of any sections of this Letter Agreement that by their express terms survive, or by their nature should survive, expiration or termination of this Letter Agreement (including, without limitation, any sections or portions of sections relating to payment rights and obligations) shall survive such expiration or termination. For the avoidance of doubt, this Letter Agreement shall expire and terminate upon the execution of the Unified In-Flight Connectivity Hardware, Services and Maintenance Agreement between the parties, which is currently under negotiation.

6)	Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Letter Agreement.

7)	Effectiveness. Except as modified by this Letter Agreement, the Connectivity Agreements shall continue in full force and effect. In the event of any inconsistency between this Letter Agreement and the Connectivity Agreements, this Letter Agreement shall control.

[signature page follows]

CONFIDENTIAL	Page 2

If you are in agreement with the foregoing, please execute and return to us a copy of this Letter Agreement.

GOGO LLC

By:	/s/ John Happ

Name:	John Happ

Title:	SVP Regional President

ACCEPTED AND AGREED TO This 22 day of December, 2016

AMERICAN AIRLINES, INC.

By:	/s/ Spencer Dickinson

Name:	Spencer Dickinson
Title:	Managing Director

CONFIDENTIAL	Page 3